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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF TEKTRONIX, INC.
                              an Oregon Corporation

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                    NAME OF SUBSIDIARY                          JURISDICTION ORGANIZED
                    ------------------                      -----------------------------
Tektronix Network Systems Pty. Ltd.                         Australia
Tektronix GesmbH                                            Austria
Tektronix Industria e Comercio Ltda.                        Brazil
Tektronix Canada Inc.                                       Canada
Tektronix (China) Co., Ltd.                                 China
Tektronix Oy                                                Finland
Tektronix S.A.                                              France
Tektronix Berlin GmbH & Co. KG                              Germany
Tektronix Berlin Verwaltungs GmbH                           Germany
Tektronix GmbH                                              Germany
Tektronix Network Systems GmbH                              Germany
Tektronix Hong Kong Limited                                 Hong Kong
Tektronix Engineering Development (India) Private Limited   India
Tektronix (India) Private Limited                           India
Tektronix Padova S.p.A.                                     Italy
Tektronix S.p.A.                                            Italy
Tektronix Japan Ltd.                                        Japan
Tektronix Korea, Ltd.                                       Korea
Tektronix, S.A. de C.V.                                     Mexico
Inet Technologies Netherlands BV                            The Netherlands
Tektronix Holland B.V.                                      The Netherlands
Tektronix Netherlands Holding B.V.                          The Netherlands
Tektronix Southeast Asia Pte. Ltd.                          Singapore
Inet Worldwide Telecommunications                           Singapore
Tektronix Espanola, S.A.                                    Spain
Tektronix AB                                                Sweden
Tektronix International GmbH                                Switzerland
Tektronix International Sales GmbH                          Switzerland
Tektronix Taiwan, Ltd.                                      Taiwan
Tayvin 160 Limited                                          United Kingdom
Tektronix Cambridge Limited                                 United Kingdom
Tektronix Network Systems Ltd.                              United Kingdom
Tektronix U.K. Limited                                      United Kingdom
Tektronix U.K. Holdings Limited                             United Kingdom
Tektronix Bristol Ltd (formerly Vqual Ltd)                  United Kingdom
Maxtek Components Corporation                               Delaware
Inet Technologies International, Inc.                       Delaware
Tektronix Texas, LLC                                        Delaware
Tektronix IC-DISC Inc.                                      Delaware
Tektronix Analysis Software, Inc.                           Oregon
Tektronix Asia, Ltd.                                        Oregon
Tektronix Development Company                               Oregon
Tektronix Export, Inc.                                      Oregon
Tektronix Federal Systems, Inc.                             Oregon
Tektronix International, Inc.                               Oregon
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